                                                                      EXHIBIT 11


                       Alabama National BanCorporation
                  Computation of Earnings Per Share (Unaudited)
                    (In thousands, except per share amounts)

                                                                                                     Per Share
                                                            Income               Shares                Amount
THREE MONTHS ENDED SEPTEMBER 30, 1999
Basic EPS net income ............................          $ 5,720                11,127               $   0.51
                                                                                                       ========
Effect of dilutive securities options ...........               --                   188
                                                           -------                ------
Diluted EPS .....................................          $ 5,720                11,315               $   0.51
                                                           =======                ======               ========

THREE MONTHS ENDED SEPTEMBER 30, 1998
Basic EPS net income ............................          $ 5,052                10,861               $   0.47
                                                                                                       ========
Effect of dilutive securities options ...........               --                   300
                                                           -------                ------
Diluted EPS .....................................          $ 5,052                11,161               $   0.45
                                                           =======                ======               ========

NINE MONTHS ENDED SEPTEMBER 30, 1999
Basic EPS net income ............................          $16,119                11,084               $   1.45
                                                                                                       ========
Effect of dilutive securities options ...........               --                   189
                                                           -------                ------
Diluted EPS .....................................          $16,119                11,273               $   1.43
                                                           =======                ======               ========

NINE MONTHS ENDED SEPTEMBER 30, 1998
Basic EPS net income ............................          $14,351                10,722               $   1.34
                                                                                                       ========
Effect of dilutive securities options ...........               --                   356
                                                           -------                ------
Diluted EPS .....................................          $14,351                11,078               $   1.30
                                                           =======                ======               ========

                                       1